Exhibit 99.1

PANDORA REPORTS Q3 2014 FINANCIAL RESULTS

•	Total revenue was $239.6 million, representing year-over-year growth of 42% and 40% on a GAAP and non-GAAP basis

•	Total mobile revenue was $188.0 million, growing 52% and 50% year-over-year on a GAAP and non-GAAP basis

•	Local advertising revenue was $41.8 million, growing 118% year-over-year

•	Non-GAAP diluted EPS of $0.09; GAAP EPS was a loss of $0.01

•	Share of total U.S. radio listening for Pandora in September 2014 was 9.06%, an increase from 7.77% at the same time last year

•	Announced direct deal with Merlin - Participating members represent the vast majority of the overall Merlin music catalog

•	Launched Pandora AMP “Artist Marketing Platform”- Opens up large scale artist analytics, putting the power of big data into the hands of the working artist

OAKLAND, Calif. - October 23, 2014 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the third quarter ended September 30, 2014.

“Our business is on-track and operating as planned, with accelerating advertising revenue growth and record RPMs, the result of increased mobile monetization and scale,” stated Brian McAndrews, Chairman, President and CEO of Pandora. “At the same time we’re excited to have established Pandora AMP, the Artist Marketing Platform, generated from tens of billions of hours of personalized listening. Pandora AMP offers meaningful data and insights to all 125,000-plus artists played on the service, and will help artists with critical decisions such as tour routing, set lists and title tracks."

Third Quarter 2014 Financial Results

Revenue: For the third quarter of 2014, total revenue was $239.6 million, a 40% year-over-year increase on a non-GAAP basis1. Advertising revenue was $194.3 million, a 44% year-over-year increase. Subscription and other revenue was $45.3 million, a 25% year-over-year increase on a non-GAAP basis.

EPS: For the third quarter of 2014, GAAP basic and diluted EPS were a loss of $0.01. Non-GAAP basic and diluted EPS were $0.10 and $0.09, both excluding $22.1 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP basic and diluted EPS and non-GAAP basic EPS were based on 207.0 million weighted average shares outstanding and non-GAAP diluted EPS was based on 219.3 million weighted average shares outstanding.

Cash and Investments: For the third quarter of 2014, the Company ended with $437.3 million in cash and investments compared to $437.9 million at the end of the prior quarter. Cash provided by operating activities was $5.1 million for the third quarter of 2014 compared to $5.8 million in the year-ago quarter.

_________________________________________________________
1 We recorded a subscription return reserve that consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve and our non-GAAP revenue excluded this effect.
1 of 4

Other Business Metrics

Listener Hours: Total listener hours grew 25% to 4.99 billion for the third quarter of 2014, compared to 3.99 billion for the same period last year.

Active Listeners: Active listeners grew 5.2% to 76.5 million at the end of the third quarter of 2014, compared to 72.7 million from the same period last year.

Guidance

Based on information available as of October 23, 2014, the Company is providing the following financial guidance:

Fourth Quarter 2014 Guidance: Revenue is expected to be in the approximate range of $273 million to $278 million. Non-GAAP diluted EPS is expected to be between $0.17 and $0.19. Non-GAAP EPS excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position and is based on 221 million diluted weighted average shares outstanding for the three months ending December 31, 2014.

Full Year 2014 Guidance: Non-GAAP revenue is now expected to be in the approximate range of $912 million to $917 million, up from prior full-year guidance of $895 million to $915 million. Non-GAAP diluted EPS is expected to be between $0.19 and $0.21, up from prior full-year guidance of $0.16 and $0.19. Non-GAAP EPS excludes revenue relating to our subscription return reserve, stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position and is based on 219 million diluted weighted average shares outstanding for the twelve months ending December 31, 2014.

Third Quarter Ended September 30, 2014 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss third quarter 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial‐in is available at (877) 355‐0067 or internationally at (443) 853‐1239. A domestic replay will be available at (855) 859‐2056 or internationally at (404) 537‐3406, using passcode 11137464, and available via webcast until November 6, 2014. Pandora announces material non-public information using its Investor Relations website (investor.pandora.com) as well its Advertising Blog (advertising.pandora.com/blog), its Linkedin page (linkedin.com/company/Pandora) and the Pandora for Business twitter handle (twitter.com/pandorapulse).

ABOUT PANDORA
Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single "seed" - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological "DNA" and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

"Safe harbor" Statement:
This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to

2 of 4

manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Transition Report on Form 10-K and our Form 10-Q for the current period, particularly under the heading "Risk Factors."

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-KT and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), we use the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

These non-GAAP financial measures differ from GAAP in that they exclude an effect on revenue from our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights and stock-based compensation and amortization of intangible assets.

The subscription return reserve consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. We were required to defer revenue until the refund rights lapsed or until we developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights going forward. As such, the GAAP revenue results for the first quarter of 2014 include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve and our non-GAAP revenue excluded this effect. For periods ending as of and prior to the first quarter of 2014, management included an effect on revenue relating to our subscription return reserve because we believe that this non-GAAP measure provides greater comparability with future GAAP revenue.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

•	Cost of revenue - other

•	Product development

•	Sales and marketing

•	General and administrative

3 of 4

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management's best estimate.

###
Contacts:

Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

4 of 4

Pandora Media, Inc.
Condensed Consolidated  Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
Advertising	$134,963	$194,293	$359,232	$512,251
Subscription and other	34,340	45,300	78,299	140,551
Total revenue	169,303	239,593	437,531	652,802

Cost of revenue
Cost of revenue - Content acquisition costs	83,535	111,315	249,186	331,051
Cost of revenue - Other (1)	12,126	15,453	32,749	44,421
Total cost of revenue	95,661	126,768	281,935	375,472
Gross profit	73,642	112,825	155,596	277,330

Operating expenses
Product development (1)	9,099	13,381	23,661	38,288
Sales and marketing (1)	47,049	72,320	129,465	200,416
General and administrative (1)	21,397	29,143	51,683	81,369
Total operating expenses	77,545	114,844	204,809	320,073
Loss from operations	(3,903)	(2,019)	(49,213)	(42,743)

Other income (expense), net	(173)	44	(422)	236
Loss before provision for income taxes	(4,076)	(1,975)	(49,635)	(42,507)

Income tax expense	(16)	(50)	(45)	(177)
Net loss	$(4,092)	$(2,025)	$(49,680)	$(42,684)

Basic and diluted net loss per share	$(0.02)	$(0.01)	$(0.28)	$(0.21)
Weighted-average basic and diluted shares	178,635	206,982	175,407	204,208

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Cost of revenue - Other	$540	$1,063	$1,435	$2,976
Product development	2,610	4,402	6,449	12,289
Sales and marketing	5,754	10,442	15,202	28,675
General and administrative	3,260	6,204	5,740	16,176
Total stock-based compensation expense	$12,164	$22,111	$28,826	$60,116

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of December 31,	As of September 30,
	2013	2014
Assets	(audited)	(unaudited)
Current assets:
Cash and cash equivalents	$245,755	$148,884
Short-term investments	98,662	167,510
Accounts receivable, net	164,023	197,516
Prepaid expenses and other current assets	10,343	11,135
Total current assets	518,783	525,045

Long-term investments	105,686	120,944
Property and equipment, net	35,151	42,292
Other long-term assets	13,715	13,986
Total assets	$673,335	$702,267

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,413	$13,001
Accrued liabilities	14,881	14,993
Accrued royalties	66,110	71,509
Deferred revenue	42,650	18,243
Accrued compensation	17,952	31,353
Total current liabilities	156,006	149,099

Other long-term liabilities	9,098	10,814
Total liabilities	165,104	159,913

Stockholders’ equity
Common stock	20	21
Additional paid-in capital	675,103	752,048
Accumulated deficit	(166,591)	(209,275)
Accumulated other comprehensive loss	(301)	(440)
Total stockholders’ equity	508,231	542,354
Total liabilities and stockholders’ equity	$673,335	$702,267

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
	(recast)		(recast)
Operating Activities
Net loss	$(4,092)	$(2,025)	$(49,680)	$(42,684)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	3,183	4,115	7,718	11,224
Stock-based compensation	12,164	22,111	28,826	60,116
Amortization of premium on investments	7	726	87	2,106
Amortization of debt issuance costs	60	49	192	148
Changes in assets and liabilities:
Accounts receivable	(12,998)	(20,298)	(27,058)	(33,493)
Prepaid expenses and other assets	3,656	(922)	(6,946)	(4,288)
Accounts payable and accrued liabilities	190	4,712	14,228	5,807
Accrued royalties	4,153	(729)	7,903	5,416
Accrued compensation	(2,666)	1,831	(2,245)	12,579
Deferred revenue	854	(4,520)	13,707	(24,407)
Reimbursement of cost of leasehold improvements	1,279	—	1,555	3,161
Net cash provided by (used in) operating activities	5,790	5,050	(11,713)	(4,315)

Investing Activities
Purchases of property and equipment	(4,380)	(6,883)	(15,391)	(23,194)
Purchases of patents	(8,000)	—	(8,000)	—
Changes in restricted cash	3,200	—	—	—
Purchases of investments	(1,200)	(79,305)	(24,634)	(273,427)
Proceeds from maturities of investments	14,600	69,836	44,290	186,667
Payments related to acquisition	—	—	(400)	—
Net cash provided by (used in) investing activities	4,220	(16,352)	(4,135)	(109,954)

Financing activities
Borrowings under debt arrangements	10,000	—	10,000	—
Repayments of debt	(10,000)	—	(10,000)	—
Proceeds from follow-on offering, net of issuance costs	379,309	—	379,309	—
Proceeds from exercise of stock options	8,554	2,606	14,640	15,168
Payment of debt issuance costs in connection with the debt refinancing	(450)	—	(450)	—
Tax withholdings related to net share settlements of restricted stock units	(480)	(1,986)	(480)	(1,986)
Proceeds from employee stock purchase plan	—	1,906	—	4,388
Net cash provided by financing activities	386,933	2,526	393,019	17,570

Effects of foreign currency translation on cash and cash equivalents	26	(188)	(28)	(172)

Net increase (decrease) in cash and cash equivalents	396,969	(8,964)	377,143	(96,871)
Cash and cash equivalents at beginning of period	40,113	157,848	59,939	245,755
Cash and cash equivalents at end of period	$437,082	$148,884	$437,082	$148,884

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
GAAP total revenue	$169,303	$239,593	$437,531	$652,802
Subscription return reserve	1,950	—	9,198	(14,186)
Non-GAAP total revenue	$171,253	$239,593	$446,729	$638,616

Gross profit
GAAP gross profit	$73,642	$112,825	$155,596	$277,330
Subscription return reserve	1,950	—	9,198	(14,186)
Stock-based compensation: Cost of revenue - Other	540	1,063	1,435	2,976
Non-GAAP gross profit	$76,132	$113,888	$166,229	$266,120

Net income (loss)
GAAP net loss	$(4,092)	$(2,025)	$(49,680)	$(42,684)
Subscription return reserve	1,950	—	9,198	(14,186)
Amortization of intangibles	182	182	182	546
Stock-based compensation	12,164	22,111	28,826	60,116
Non-GAAP net income (loss)	$10,204	$20,268	$(11,474)	$3,792

Basic EPS
GAAP basic EPS	$(0.02)	$(0.01)	$(0.28)	$(0.21)
Subscription return reserve (1)	0.01	—	0.05	(0.07)
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.07	0.11	0.16	0.30
Non-GAAP basic EPS	$0.06	$0.10	$(0.07)	$0.02

Shares used in computing basic EPS	178,635	206,982	175,407	204,208

Diluted EPS
GAAP diluted EPS	$(0.02)	$(0.01)	$(0.28)	$(0.21)
Subscription return reserve (1)	0.01	—	0.05	(0.05)
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.06	0.10	0.16	0.28
Non-GAAP diluted EPS	$0.05	$0.09	$(0.07)	$0.02

Shares used in computing diluted EPS	201,191	219,273	175,407	219,385

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.
Monetization: RPM History
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
	(recast)		(recast)
Advertising RPMs
Traditional computer	$58.44	$64.13	$53.67	$59.64
Mobile and other connected devices	35.31	40.82	28.96	35.55
Total	$39.68	$44.35	$33.70	$39.37

Total RPMs
Traditional computer	$57.50	$63.67	$53.01	$59.59
Mobile and other connected devices	38.75	44.96	31.59	40.82
Total	$42.49	$48.00	$35.97	$44.02

Total RPMs based on non-GAAP revenue
Traditional computer	$57.68	$63.67	$53.25	$59.07
Mobile and other connected devices	39.32	44.96	32.48	39.78
Total	$42.98	$48.00	$36.73	$43.06